Exhibit 32.1

FLAGSTICK VENTURES, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Jeff Arthur Jones, in his capacities as Chairman, Chief Executive Officer, Treasurer and Chief Financial Officer, of Flagstick Ventures, Inc. do each hereby certify that the Form 10-KSB of Flagstick Ventures, Inc. for the year ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Flagstick Ventures, Inc.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 20th day of June, 2004.

/s/ Jeff Arthur Jones
Jeff Arthur Jones
Chief Executive Officer, President
and Principal Financial Officer